Exhibit 10.2

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED RESEARCH COLLABORATION AGREEMENT

THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED RESEARCH COLLABORATION AGREEMENT (this “Amendment”) is effective as of July 2, 2025 (the “Effective Date”) by and between Aarvik Therapeutics, Inc., a company incorporated in Delaware, having a place of business at 31363 Medallion Drive, Hayward, CA 94544 (“Aarvik”), and ArriVent BioPharma, Inc., a company incorporated in Delaware, with offices located at 18 Campus Blvd., Suite 100, Newtown Square, PA 19073-3269 (“ArriVent”). ArriVent and Aarvik are referred to herein individually as a “Party” or, collectively, as the “Parties.”

Background

WHEREAS, Aarvik and ArriVent are parties to that certain Amended and Restated Research Collaboration Agreement dated August 9, 2024 (the “Agreement”); and

WHEREAS, in connection with and as a result of the termination of the [***], the Parties wish to amend certain terms of the Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants and agreements provided herein below and other consideration the receipt and sufficiency of which is hereby acknowledged, ArriVent and Aarvik hereby agree as follows:

1.Incorporation of Background; Capitalized Terms. The “Background” provisions set forth above, together with the defined terms therein, are incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.
2.Amendment. The Parties hereby agree to the following amendments to the Agreement:
(a)Sections 1.52, 1.53, 1.54, 5.6 and 6.2.2 are deleted in their entirety and replaced with with words “Intentionally Omitted”.
(b)The following parenthetical is deleted from Section 3.82: “(subject to the applicable terms of the [***])”.
(c)The last sentence of Section 5.5 of the Agreement is amended and restated as follows: “The Parties acknowledge and agree that Aarvik shall be solely responsible for, and shall promptly discharge, any and all payments payable pursuant to the Existing In-License Agreements.”
(d)Section 9.2.13 of the Agreement is hereby amended and restated in its entirety as follows:

“9.2.13 Neither Aarvik nor any of its Affiliates, on the one hand, is party to an agreement with any Third Party, on the other hand, pursuant to which Aarvik or its Affiliate has (i) in-licensed any Patents or Know-How that are included as part of the Aarvik IP or (ii) agreed to provisions that would require ArriVent to undertake or observe any restrictions or obligations with respect to the Research, Development, Manufacture, use, Commercialization or other Exploitation of the ADCs related to the Target Pair in the Field in the Territory.”

(e)Section 10.1 of the Agreement is hereby amended and restated in its entirety as follows:

“10.1 Indemnification by Aarvik. Aarvik hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) ArriVent and its Affiliates, and its and their agents, directors, officers and employees (the “ArriVent Indemnitees”) from and against any liability or expense (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) resulting from suits, claims, actions and demands, in each case brought by a Third Party (each, a “Third-Party Claim”) arising out of: (a) any activity conducted by or on behalf of Aarvik in breach of this Agreement or of any Applicable Laws, (b) the breach or violation of any covenant or

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Aarvik’s obligations under this Agreement, including Aarvik’s representations, warranties or covenants set forth herein, or (c) the willful misconduct or negligent acts of or violation of Applicable Law by any Aarvik Indemnitee. Aarvik’s obligation to Indemnify the ArriVent Indemnitees pursuant to this Section 10.1 shall not apply to the extent that any such Losses are Losses for which ArriVent is obligated to Indemnify the Aarvik Indemnitees pursuant to Section 10.2.

(f)Section 13.12 of the Agreement is hereby amended and restated in its entirety as follows:

“13.12 No Third Party Beneficiaries. No Person other than Aarvik and ArriVent (and their respective permitted assignees) shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.”

3.Inconsistencies. To the extent of any inconsistency between the Agreement and this Amendment, the terms and conditions of this Amendment shall prevail.
4.No Other Amendments. All provisions of the Agreement not expressly amended by this Amendment shall remain in full force and effect, and are ratified and confirmed.
5.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. An electronic or faxed signed copy of this Amendment shall have the same force and effect as an original signed copy.
6.Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law. If a dispute arises under or relates to this Amendment, the provisions of Article 12 of the Agreement will apply to this Amendment mutatis mutandis.

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their duly authorized representatives as of the Effective Date.

AARVIK THERAPEUTICS, INC.	ARRIVENT BIOPHARMA, INC.
By: /s/ Jagath Reddy Junutula	By: /s/ Stuart Lutzker, M.D., Ph.D.
Name: Jagath Reddy Junutula	Name: Stuart Lutzker, M.D., Ph.D.
Title: President and CEO	Title: President, Research and Development

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.